UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARCHER-DANIELS-MIDLAND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0129150
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.000% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) (or (e), please check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219723

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated September 5, 2018 (the “Prospectus Supplement”) to a Prospectus dated August 4, 2017 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-219723), which Registration Statement was filed with the Commission on August 4, 2017, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

Exhibit No.	Description	Method of Filing

4.1	Indenture dated as of October 16, 2012 between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on October 17, 2012).	Incorporated by reference.

4.2	Form of 1.000% Notes due 2025 (incorporated by reference to Exhibit 4.1 to Archer-Daniels-Midland Company’s Current Report on Form 8-K filed with the Commission on September 12, 2018).	Incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

DATED: September 12, 2018	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary